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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  October 17, 1997



                           SUNGARD DATA SYSTEMS INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                      1-12989                 51-0267091
(State or other jurisdiction      (Commission File No.)      (IRS Employer
     of incorporation)                                     Identification No.)



                               1285 Drummers Lane
                           Wayne, Pennsylvania 19087
             (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (610) 341-8700



                  -------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 5.   OTHER EVENTS.

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the merger transaction involving SunGard Data Systems Inc., a Delaware corporation ("SunGard"), and Infinity Financial Technology, Inc., a Delaware corporation ("Infinity"), as scheduled, if at all, and those associated with the ability of the combined
company to achieve the anticipated benefits of the merger.   Actual results and
developments may differ materially from those described or incorporated by reference in this Report. For more information about SunGard and risks arising when investing in SunGard, investors are directed to SunGard's most recent report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC").

     On October 17, 1997, SunGard entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") among Sungard, Infinity and Information Data Inc., a Delaware corporation and a wholly-owned subsidiary of SunGard ("Merger Sub"). The description contained in this Item 5 of the transactions contemplated by the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached to this Report as Exhibit 99.1.

     The Reorganization Agreement contemplates that, subject to the satisfaction of certain conditions set forth therein, including the approval and adoption of the Reorganization Agreement by the requisite vote of Infinity's stockholders and the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Merger Sub would be merged into Infinity. As a result of the merger of Merger Sub into Infinity (the "Merger"), Infinity would become a wholly-owned subsidiary of SunGard. Under the terms of the Reorganization Agreement, each outstanding share of Infinity's common stock would be converted into 0.68 of a share of SunGard common stock. In addition, SunGard will assume outstanding options exercisable for Infinity common stock on the terms set forth in Section 5.4 of the Reorganization Agreement. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling-of-interests.

     On October 17, 1997, SunGard issued a press release relating to the execution of the Reorganization Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

     In connection with the execution of the Reorganization Agreement, each of Terry H. Carlitz, James Dorrian, Till M. Guldimann, Roger A. Lang, Jr., Michael
A. Laven, Douglas M. Leone, John C. Lewis, Sequoia Capital Growth Fund and Sequoia Technology Partners III, who collectively beneficially own approximately 46.8% of the outstanding shares of common stock of Infinity, entered into Voting Agreements with SunGard pursuant to which such person agreed to vote his or its shares in favor of the Merger. The description contained in this Item 5 of the transactions contemplated by the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, the form of which is attached to this Report as Exhibit 99.3.

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     A registration statement relating to the SunGard common stock to be issued in connection with the Merger has not yet been filed with the SEC, nor has a proxy statement relating to a vote of Infinity's stockholders on the Merger been filed with the SEC. The SunGard common stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such a registration statement becomes effective. This Report shall not constitute an offer to sell or the solicitation of an offer to buy any SunGard common stock or any other security, and shall not constitute the solicitation of any vote with respect to the Merger.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)   Exhibits

Exhibit No.  Description

   99.1 Agreement and Plan of Merger and Reorganization dated as of October 17, 1997, among SunGard, Merger Sub and Infinity.

   99.2 Press Release dated October 17, 1997 relating to the execution of the Reorganization Agreement.

   99.3 Form of Voting Agreement dated as of October 17, 1997, a substantially similar version of which has been executed by SunGard and each of Terry H. Carlitz, James Dorrian, Till M. Guldimann, Roger A. Lang, Jr., Michael A. Laven, Douglas M. Leone, John C. Lewis, Sequoia Capital Growth Fund and Sequoia Technology Partners III.

                                       3.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              SUNGARD DATA SYSTEMS INC.



Dated:  October 27, 1997      By: /s/ Michael J. Ruane
                                  -----------------------------
                                   Michael J. Ruane
                                     Vice President-Finance and Chief
                                     Financial Officer


                                       4.